Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163112

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 29, 2009)

$15,000,000
SANTA FE GOLD CORPORATION

COMMON STOCK

_____________________________________

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $15,000,000 of shares of our common stock to Glengrove Small Cap Value, Ltd., pursuant to a Common Stock Purchase Agreement between us and Glengrove Small Cap Value, Ltd., or Glengrove, dated as of June 20, 2012, which we refer to as the Purchase Agreement. The offering price, net of discounts and commissions payable by us, will be at a discount of between 5.0% and 5.5% from the volume-weighted average price of our common stock at the time of sale, as reported on the OTC Bulletin Board. Upon each sale of our common stock to Glengrove, we have agreed to pay Financial West Group, member FINRA/SIPC (“FWG”), a placement agent commission equal to 0.5% of the aggregate dollar amount paid to us for the common stock purchased by Glengrove. The specific terms of any offering will be provided in a prospectus supplement.

This prospectus supplement and the accompanying prospectus also cover the sale of these shares by Glengrove to the public. Glengrove is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any profits on the sales of shares of our common stock by Glengrove and any discounts, commissions or concessions received by Glengrove may be deemed to be underwriting discounts and commissions under the Securities Act.

We agreed to issue to Glengrove pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, in consideration of its execution and delivery of the Purchase Agreement, 666,666 shares of our common stock on or about June 21, 2012.

Our shares of common stock trade over-the-counter and are quoted on the OTC Bulletin Board under the symbol “SFEG.OB.” As of June 20, 2012, the last reported sales price of our common stock was $0.45.

Investing in our securities involves risks. For a discussion of certain risks that should be considered by prospective investors, see "Risk Factors" beginning on page S-4 of this prospectus and on page 7 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

_______________________________________________________

The date of this prospectus supplement is June 20, 2012

_______________________________________________________

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus or that any document that we incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated December 29, 2009 are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this “shelf” registration process, we may sell from time to time in one or more offerings up to $50,000,000 in aggregate offered amount of our securities described in the accompanying prospectus. As of the date of this prospectus supplement, we had sold $12,000,000 of securities under the registration statement, leaving $38,000,000 of securities that we may offer and sell in the future under the registration statement, including up to $15,000,000 in shares of common stock that we may offer and sell in this offering.

This prospectus supplement and the accompanying prospectus (File No. 333-163112) relate to the offer by us of shares of our common stock to a certain investor. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus —the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

OFFERING SUMMARY

Common stock offered by us pursuant to this prospectus supplement	Shares of common stock with aggregate gross sale proceeds of up to $15.0 million

Proceeds of offering

The proceeds from this offering will vary depending on the number of shares that we offer, the offering price per share and the applicable offering discount rate. We estimate that our net maximum proceeds, after discounts and placement agent commissions and offering expenses, will be up to approximately $14.45 million. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $15.0 million aggregate gross sales proceeds permitted by this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds of this offering for working capital and other general corporate purposes.

Risk Factors

You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement, and “Risk Factors” beginning on page 7 of the accompanying prospectus and in the documents incorporated by reference for a discussion of factors to consider before deciding to purchase shares of our common stock.

OTC Bulletin Board symbol	SFEG

Effective date	The Purchase Agreement governing this offering became effective on June 20, 2012.

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES RISK. BEFORE PURCHASING OUR SECURITIES, YOU SHOULD CAREFULLY CONS IDER THE FOLLOWING RISK FACTORS AS WELL AS ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND INCORPORATED BY REFERENCE, INCLUDING OUR CONS OLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES. RISK FACTORS YOU SHOULD CAREFULLY CONSIDER ARE DESCRIBED UNDER THE CAPTION “RISK FACTORS” STARTING ON PAGE 7 OF THE ACCOMPANYING PROS PECTUS. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS ARE NOT THE ONLY ONES FACING US . ADDITIONAL RIS KS AND UNCERTAINTIES THAT WE ARE UNAWARE OF , OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY BECOME IMPORTANT FACTORS THAT AFFECT US. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERA TIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR SHARES OF COMMON S TOCK COULD DECLINE, AND YOU MAY LOSE SOME OR ALL OF YOUR INVES TMENT. YOU SHOULD BE ABLE TO BEAR A COMPLETE LOSS OF YOUR INVESTMENT.

Risks Related to this Offering and our Shares of Common Stock

The price of our shares of common stock has been and likely will continue to be volatile. Since January 24, 2012, the sale price of our shares of common stock has ranged from a high of $1.24 to a low of $0.44. It is likely that the price of our shares of common stock will continue to fluctuate in the future. The securities of mining companies, including our company, from time to time experience significant price fluctuations, often unrelated to the operating performance of these companies. In particular, the market price of our shares of common stock may fluctuate significantly due to a variety of factors, including:

  general stock market and general economic conditions in the United States and abroad, not directly related to our company or our business;

  fluctuating gold and silver prices;

  our ability to obtain additional financing when needed and on acceptable terms;

  the loss of key employees;

  the exercise of our outstanding options and warrants and vesting of restricted stock awards may depress our stock price;

  the adjustment in the exercise prices of our outstanding options and warrants as a result of this offering may depress our stock price;

  changes in estimates or recommendations by securities analysts, if any, who cover our securities;

  future sales of our securities; and

  period-to-period fluctuations in our financial results, including our cash, cash equivalents and short-term investment balance, operating expenses, cash burn rate or revenues.

Securities class action litigation is sometimes brought against a company following periods of volatility in the market price of its securities or for other reasons. We may become the target of similar litigation. Securities litigation, whether with or without merit, could result in substantial costs and divert management’s attention and resources, which could harm our business and financial condition, as well as the market price of our shares of common stock.

Management will have broad discretion as to the use of the proceeds from this offering. Although we have generally designated the amount of net proceeds we will receive from this offering for any particular purpose, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our shares of common stock must come from increases in the fair market value and trading price of our shares of common stock. We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our shares of common stock must come from increases in the fair market value and trading price of our shares of common stock. Moreover, our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price. If we elect to draw down amounts under the Purchase Agreement, which will result in the sale of shares of our common stock to Glengrove, any such draw downs will have a dilutive impact on our existing shareholders. Glengrove may resell some or all of the shares we issue to it pursuant to draw downs under the Purchase Agreement and such sales could cause the market price of our common stock to decline. To the extent of any such decline, any subsequent draw downs would require us to issue a greater number of shares of common stock to Glengrove in exchange for each dollar of proceeds received from the draw down. Under these circumstances, our existing shareholders would experience greater dilution and the total amount of the financing that we will be able to raise pursuant to the Purchase Agreement could be significantly lower than $15.0 million. Although Glengrove is precluded from short sales of shares acquired pursuant to draw downs under the Purchase Agreement, the sale of our common stock under the Purchase Agreement, or the perception that such sales could occur, may encourage short sales by third parties, which could contribute to further decline of our stock price.

We may not have access to the full amount available under the committed equity line financing facility. Before Glengrove is obligated to purchase any shares of our common stock pursuant to a draw down notice, certain conditions specified in our purchase agreements with Glengrove must be met. Some of such conditions are not in our control. There is no guarantee that these conditions will be met nor is there any guarantee that any of the other conditions in these purchase agreements will be met that would enable a draw down of any portion of the amounts available under our equity lines with Glengrove.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement and accompanying prospectus are set forth in “RISK FACTORS.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “RISK FACTORS,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

The proceeds form this offering will vary depending on the number of shares that we offer, the offering price per share and the applicable offering discount rate. We expect that our net maximum proceeds, after discounts, placement agent commissions, legal, accounting and printing fees and other offering expenses paid by us, will be up to approximately $14.45 million. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $15.0 million in aggregate gross offering proceeds permitted by this prospectus supplement. We currently intend to use the net proceeds from the sale of our common stock for working capital and other general corporate purposes.

The amounts actually expended may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and our progress in implementing a strategic transaction, the availability of additional financing and other factors. As a result, our management will have broad discretion to allocate the net proceeds from this offering for any purpose, and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not paid dividends on our common stock. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, the terms of any future debt or credit facility may restrict our ability to pay dividends.

PLAN OF DISTRIBUTION

On June 20, 2012, we entered into a common stock purchase agreement with Glengrove for what is sometimes termed an equity line of credit arrangement. The common stock purchase agreement, or the Purchase Agreement, provides that, upon the terms and subject to the conditions set forth therein, Glengrove is committed to purchase from us up to $15.0 million worth of shares of our common stock over the approximately 24-month term of the Purchase Agreement.

From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Glengrove with draw down notices requiring Glengrove to purchase a specified dollar amount of shares of our common stock, subject to certain limitations and so long as specified conditions are met. The price per share at which the shares will be sold, and therefore the number of shares to be sold pursuant to the draw down notice, is determined over a 10 consecutive trading-day period, or such other period as is mutually agreed by Glengrove and us, referred to as the pricing period. We are able to present Glengrove with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down allowed per pricing period and a minimum of five trading days required between each draw down period. Each draw down is limited in size, unless otherwise mutually agreed by Glengrove and us, to the lesser of (i) certain agreed-upon draw down amounts (the largest of which is $1.6 million), based on the threshold price (discussed below) established by us for the draw down, and (ii) 2.5% of our market capitalization at the time of such draw down.

Once presented with a draw down notice, Glengrove is required to purchase a pro rata portion of the dollar amount of shares specified in the notice for each trading day during the pricing period on which the daily volume-weighted average price for our common stock exceeds a threshold price specified by us in the draw down notice. The per share purchase price for the shares sold on any particular trading period during the pricing period will equal the daily volume-weighted average price of our common stock for that day, less a discount ranging from 5.0% to 5.5% . The amount of the discount varies based on the threshold price specified by us. If the daily volume-weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Glengrove will not be required to purchase the pro rata portion of the dollar amount of shares of common stock allocated to that day. However, at its election, Glengrove may buy the pro rata portion of dollar amount of shares allocated to that day at the threshold price, less the discount described above. The total number of shares sold to Glengrove during each draw down will be the sum of the number of shares required and/or elected to be purchased on each day of the pricing period. The Purchase Agreement also provides that from time to time, and at our sole discretion, we may grant Glengrove the option to purchase additional shares of our common stock up to an aggregate amount specified by us during each draw down pricing period. Upon Glengrove’s exercise of such option, we would sell to Glengrove the shares of our common stock subject to such option at a price equal to the greater of the daily volume-weighted average price of our common stock on the day Glengrove notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as for the fixed amount set forth in the draw down notices.

The shares of our common stock offered and sold to Glengrove under the Purchase Agreement have been registered in our registration statement on Form S-3 (File No. 333-163112). In addition to our issuance of shares of common stock to Glengrove pursuant to the Purchase Agreement, the registration statement also covers the sale of those shares from time to time by Glengrove to the public. Glengrove is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Glengrove has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the OTC Bulletin Board at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Glengrove has informed us that each such broker-dealer will receive commissions from Glengrove, which will not exceed customary brokerage commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or the FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. We will pay the fees associated with a filing for the equity line of credit arrangement with the FINRA, and Glengrove will pay all other expenses associated with the sale of our common stock it acquires pursuant to the Purchase Agreement.

We have entered into a placement agency agreement with FWG, pursuant to which FWG agreed to act as the placement agent in connection with the sale of shares of our common stock to Glengrove. Subject to our and FWG’s receipt of written confirmation from the FINRA to the effect that the FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby, we will pay FWG a placement fee equal to 0.5% of the aggregate dollar amount of common stock purchased by Glengrove upon each completed sale of our common stock to Glengrove under the Purchase Agreement, as compensation for its services in acting as placement agent in the sale of our common stock to Glengrove. We have also agreed to indemnify and hold harmless FWG against certain liabilities, including liabilities under the Securities Act, and to pay up to $15,000 for FWG’s reasonable attorneys’ fees and expenses incurred in connection with the preparation of any filings required to be made by FWG in connection with the equity line of credit arrangement.

If the FINRA raises an objection to the terms of the Purchase Agreement or otherwise fails to confirm in writing that it has no objection, and such objection shall not have been resolved or such confirmation of no objection shall not have been obtained prior to December 19, 2012, either we or Glengrove may terminate the Purchase Agreement, provided that the terminating party used its commercially reasonable efforts to resolve the objection and obtain such written confirmation in accordance with the terms of the Purchase Agreement and the terminating party’s breach of the Purchase Agreement was not a principal cause of the FINRA’s objection or failure to obtain such confirmation from the FINRA.

The shares of common stock may be sold in one or more of the following manners:

  Ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

  A block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Glengrove has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Glengrove nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Glengrove has agreed that during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our common stock, except that Glengrove may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Glengrove covers any such sales with the shares purchased pursuant to such draw down notice. Glengrove has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Glengrove and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Glengrove or any unaffiliated broker-dealer. Under these rules and regulations, Glengrove and any unaffiliated broker-dealer:

  may not engage in any stabilization activity in connection with our securities;

  must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our registration statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Glengrove and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Glengrove and each person who controls Glengrove against certain liabilities, including liabilities under the Securities Act. We have agreed to pay up to $35,000 of Glengrove’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Glengrove in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Glengrove on the applicable settlement date, and such failure continues for ten trading days, we have agreed to pay Glengrove damages in cash or restricted shares of our common stock, at Glengrove’s election. Glengrove has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including liabilities under the Securities Act that may be based upon written information furnished by Glengrove to us for inclusion in this prospectus or any other prospectus or prospectus supplement related to this transaction.

In consideration of Glengrove’s execution and delivery of the Purchase Agreement, we agreed to issue to Glengrove upon execution of the Purchase Agreement 666,666 shares of our common stock. The registration statement to which this prospectus relates covers the issuance of those shares to Glengrove, as well as the sale of those shares from time to time by Glengrove to the public.

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the shares of common stock offered by this prospectus supplement will be passed upon for us by The Jordaan Law Firm, PLLC, Dallas, Texas.

EXPERTS

Our audited consolidated financial statements as of June 30, 2011, and for the years then ended June 30, 2010 and June 30, 2009, included in our Annual Report on Form 10-K for the year ended June 30, 2011 and 2010 have been audited by Stark Winter Schenkein & Co., LLP, our independent registered public accounting firm and are incorporated herein by reference to the extent and for the period set forth in and in reliance upon the reports given on the authority of Stark Winter Schenkein & Co., LLP, as experts in accounting and auditing.

Our mineralized material, or mineral resources, at June 30, 2011 incorporated by reference herein, was calculated by Chapman, Wood & Griswold, Inc., Albuquerque, New Mexico. All such information incorporated by reference herein is presented in reliance upon the authority of that firm as experts in such matters.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information in this prospectus by referring you to the document that contains the information. We hereby incorporate by reference the documents listed below, which were previously filed with the SEC, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we sometimes refer to in this prospectus as the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information:

  our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC on September 13, 2011;

  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 11, 2011;

  our Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, filed with the SEC on February 8, 2012;

  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 9, 2012;

  our Definitive Proxy Statement on Schedule 14A for the 2011 Annual Meeting of Shareholders, filed on March 28, 2011; and

  our Current Reports on Form 8-K, filed with the SEC on December 30, 2011, January 9, 2012, April 4, 2012, May 24, 2012 and June 21, 2012, respectively.

In addition, all reports and documents filed by us pursuant to the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information, after the date of the initial filing of this registration statement on Form S-3 to which this prospectus relates and prior to the time that we sell all the securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced, as applicable, for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

You may receive a copy of any of these filings, at no cost, by writing or calling Michael Martinez, Controller, Santa Fe Gold Corporation, Santa Fe Gold Corporation, 1128 Pennsylvania NE, Suite 200, Albuquerque, NM 87110 telephone (505) 255-4852, or by contacting the SEC as described above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC relating to the securities offered by this prospectus supplement and accompanying prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement and accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

PROSPECTUS

SANTA FE GOLD CORPORATION
$50,000,000
Shares of Common Stock
Debt Securities
Warrants
Units

     Santa Fe Gold Corporation may offer and sell from time to time up to $50,000,000 aggregate initial offering price of its shares of common stock, par value $0.002, debt securities, warrants, or units or any combination of these securities, in one or more transactions on terms to be determined at the time of sale.

     This prospectus provides you with a general description of the securities that we may offer. Each time that securities are offered and sold by us using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, including the offering price of the securities. The supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus before you invest in our securities.

     We may sell the securities to or through underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus.

     Our common stock trades over-the-counter and is quoted on the OTC Bulletin Board under the symbol “SFEG.” As of November 10, 2009, the last reported sales price of our common stock was $1.44 per share.

     This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

     Investing in our securities involves risks. For a discussion of certain risks that should be considered by prospective investors, see "Risk Factors" beginning on page 7 of this prospectus.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2009

1

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we sometimes refer to in this prospectus as the SEC, using a "shelf" registration process on Form S-3. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.

     This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" below for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

     The registration statement of which this prospectus is a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's website, located at www.sec.gov. or at the SEC's offices referenced under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

     This prospectus, including the information incorporated by reference in this prospectus, contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, which we sometimes refer to in this prospectus as the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, with respect to our financial condition, business, prospects, plans, objectives, goals, potential acquisitions, strategies, future events, capital expenditures, and exploration efforts. The use of any statements containing the words "development," "intend," "believe," "estimate," "project," "expect," "anticipate," "plan," "should" or similar expressions are intended to identify such statements. These statements include, among other things, comments regarding further exploration and evaluation of the Ortiz Project, including drilling activities, feasibility determination, engineering studies, environmental and permitting requirements, process and timing; financing needs; plans to acquire other exploration properties or other companies; planned expenditures in 2009 and 2010; potential completion of a bankable feasibility study; and the markets for gold and silver.

     Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus. Disclosure of important factors that could cause actual results to differ materially from our plans, intentions or expectations are included under the heading "Risk Factors" in this prospectus and our Annual Report on Form 10-K for the year ended June 30, 2009.

     Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, worldwide economic and political events affecting the supply of and demand for gold and silver, volatility in the market price for gold and silver, financial market conditions and the availability of financing on terms acceptable to us, uncertainty regarding whether reserves will be established at our Ortiz Project, uncertainties associated with developing new mines, variations in ore grade and other characteristics affecting mining, crushing, milling and smelting and mineral recoveries, geological, technical, permitting, mining and processing problems, the availability, terms, conditions and timing of required governmental permits and approvals, uncertainty regarding future changes in applicable law or implementation of existing law, the availability of experienced employees, uncertainties regarding the availability of properties or companies to be acquired, the ability to negotiate acquisitions on acceptable terms or to otherwise accomplish such acquisitions, the ability to finance such acquisitions on acceptable terms, and other risks and uncertainties set forth below under the caption "Risk Factors" in this prospectus and in our periodic report filings with the SEC.

     Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference into this prospectus. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement.

SUMMARY

OUR BUSINESS
History and Organization

     We are a U.S. mining company, incorporated in 1991 in the state of Delaware. Our general business strategy is to acquire and develop mining properties amenable to low cost production. Presently, we have five projects: Our Summit silver-gold and Ortiz gold projects located in New Mexico; our Black Canyon mica and Planet micaceous iron oxide projects located in Arizona; and our Pilar gold property in the State of Sonora, Mexico. We are constructing a mill and developing an underground mine at our Summit silver-gold project, which will be our first mine upon successful start-up, which is targeted for 2010. We expect commercial production to be achieved in 2010.

     Construction of the Summit mine and related Banner mill was the focus of our activities in 2009. In April 2007, we received results of a preliminary feasibility study carried out by an independent geological engineering firm that concluded that development of the Summit deposit would be economically viable. Capital cost was estimated as $13.4 million and the construction schedule was estimated to require 12 months. In December 2007, we arranged a financing of $13.5 million by way of a private placement of senior secured convertible debentures. We began construction activities during the first quarter of 2008, including development of the Summit mine and construction of the Banner mill. Underground mine development and stockpiling of ore is on-going. Construction of the Banner mill was completed in the second quarter of 2009 except for the tailings disposal impoundment, for which on October 2, 2009 we received a conditional permit that allows us to proceed with construction. We estimate that construction of the tailings disposal impoundment will be completed in the fourth quarter of 2009, following which we expect to be in a position to commence processing operations. We expect the Summit project will achieve commercial production in 2010. As of June 30, 2009, we have $47.1 million in tax loss carry-forwards to shelter federal income tax otherwise payable.

     Our principal executive offices are located at 1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110, and our telephone number is (505) 255-4852. Our Summit operations in southwestern New Mexico are conducted through our wholly-owned subsidiary, the Lordsburg Mining Company. Our operations in Mexico are conducted through our wholly-owned subsidiary, Minera Sandia, S.A. de C.V. In connection with administration of the September 2009 gold sale agreement, we established a wholly-owned Barbados subsidiary, Santa Fe Gold (Barbados) Corporation.

Recent Developments

     On September 11, 2009, we entered into a definitive gold sale agreement with Sandstorm Resources Ltd. (TSX-V: SSL) (“Sandstorm”) to sell a portion of the life-of-mine gold production (but not silver production) from our Summit silver-gold mine. Under the agreement, we will receive an upfront cash deposit of $4.0 million and ongoing production payments equal to the lesser of $400 per ounce and the prevailing market price, for each ounce of gold delivered pursuant to the agreement. Gold production subject to the agreement includes 50% of the first 10,000 ounces of gold produced, and 22% of the gold thereafter. The amount of payable gold can be reduced from 22% to 15% provided that within 36 months the Summit mine reaches certain performance levels in any consecutive 12 month period, in compliance with prefeasibility estimates, including 1) the rate of ore mined and processed must average 400 tons per day or more and 2) payable gold production must exceed 11,500 ounces during such consecutive 12 month period. Sandstorm made an initial payment of $500,000 and on October 7, 2009 paid the remaining $3,500,000 balance of the upfront cash deposit. We have the option, for the next nine months, to increase the size of the transaction by $1,000,000, to $5,000,000. If we exercise this option, the percentage of payable gold that Sandstorm will be entitled to purchase will increase by 25%. In certain circumstances, including failure to meet minimum production rates, interruption in production due to permitting issues and customary events of default, the agreement may be terminated. In such event, we may be required to return to Sandstorm the upfront cash deposit of $4.0 million less a credit for gold delivered up to the date of that event, which is determined using the difference between the market price and $400 per ounce for gold deliveries where the prevailing market price exceeded $400 per ounce.

     On December 21, 2007, we entered into a definitive agreement for the placement with a single investor of senior secured convertible debentures in the amount of $13,500,000. Proceeds from the debentures were used primarily for the development of the Summit project. The debentures were issued in accordance with a pre-determined funding schedule and the term of the debentures is 60 months. In fiscal 2008, we received advances aggregating $5,350,000 under the agreement, and in fiscal 2009 received advances aggregating $8,150,000, bringing the total received to $13,500,000.

     Effective June 30, 2009, we agreed with the investor to convert the aggregate accrued interest of $974,360 due June 30, 2009 under the convertible debentures, into 974,360 shares of the Company’s common stock. We also agreed that aggregate accrued interest on the outstanding principal amounts of the debentures for the quarters ending September 30, 2009 and December 31, 2009, shall be paid in shares of the Company’s common stock, to be valued at one dollar ($1.00) per share at the time of payment and issuance.

     On June 13, 2009, we entered into a purchase option contract on the Pilar gold property consisting of two mineral exploitation concessions covering 240 acres located 165 kilometers east-southeast of Hermosillo, State of Sonora, Mexico. We believe this exploration-stage property shows promising potential for discovery of an economic gold deposit, based on results from previous drilling that returned encouraging gold intersections. We plan to carry out additional work including surface mapping and sampling, geophysics and possibly drilling. Our wholly owned Mexican subsidiary, Minera Sandia S.A. de C.V., entered into the purchase option contract with Minera de Suaqui Grande, S. de R.L. de C.V. The contract provides for option payments of $1,000 upon signing, $99,000 on March 13, 2010, and $125,000 on March 13, 2011. The last payment of $1,307,000 is due March 13, 2012, and would complete the purchase. In connection with the acquisition, we agreed to issue 117,000 restricted shares of common stock to Minera de Suaqui Grande, S. de R.L. de C.V. under the terms of a consulting agreement, and agreed to pay creditors $11,150 in cash and 17,400 shares of restricted common stock valued at $19,836. We also agreed to pay finder’s fees of $15,000 in cash and 25,000 shares of restricted common stock valued at $28,500, and to match option and purchase payments when they become due by payments either in cash or in restricted common stock. We are not required to pay a production royalty under the agreements.

Competitive Business Conditions

     Many companies are engaged in the exploration and development of mineral properties. We are at a disadvantage with respect to those competitors whose technical staff and financial resources exceed our own. Our lack of revenues and limited financial resources further hinder our ability to acquire and develop mineral interests.

Government Regulations and Permits

     In connection with mining, milling and exploration activities, we are subject to extensive federal, state and local laws and regulations governing the protection of the environment, including laws and regulations relating to protection of air and water quality, hazardous waste management and mine reclamation as well as the protection of endangered or threatened species.

     At the Summit mine and Banner mill, we are continuing permitting activities as construction and development progress. On October 2, 2009 we received a Permit to Construct and Operate the Banner Mill Tailings Dam from the NM Office of the State Engineer (OSE). This permit specifies conditions under which we may proceed to construct a tailings disposal impoundment and commence discharge of mill tailings.

     Concurrent with the tailings disposal permit, New Mexico requires a Discharge Permit from the NM Environmental Department and a Reclamation Permit from Mining and Minerals Division under the NM Mining Act of 1993. Application for both of these permits have been made, ruled administratively complete and financial assurance for future reclamation has been established. The respective agencies have informed us they are proceeding to issue the Discharge and Reclamation permits.

     Safety of our employees is regulated by the Mine Safety and Health Administration (MSHA), a federal agency, and by the NM Office of the State Mine Inspector. We are continuing development of the Summit underground mine, and regulation require secondary escape routes, exhaust ventilation, wireless communications, and underground refuge and emergency rescue capabilities. Work on these issues is underway and is being coordinated with the regulatory agencies.

     With respect to the permits required for the Summit project mentioned above, as well as permits for the Ortiz project and for our other projects, we may be unable to obtain such permits in a timely manner, on reasonable terms, or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving such permits, our timetable and business plan for development and mining of these properties could be adversely affected. See Item IA. “Risk Factors” for more information.

Employees

     We currently have 32 full-time employees, including our executive officer, head office support staff and Lordsburg management and operating personnel. We also engage consultants and independent contractors in connection with financial accounting, construction, and exploration and development of our mining properties.

Office Facilities

     Our corporate offices are located in Albuquerque, New Mexico. We lease offices at 1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110, totaling approximately 2,300 square feet. We believe this space is adequate for our needs for the foreseeable future.

RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk. You should consider the risk factors set forth below and the other information in this prospectus before purchasing any of our securities. In addition to historical information, the information in this prospectus contains "forward-looking" statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus. The risks below address some of the factors that may affect our future operating results and financial performance.

Risk Factors Related to Our Business and Operations

     We are dependent upon production of precious metals and industrial minerals from a limited number of properties, have incurred substantial losses since our inception in 1991, and may never be profitable.

     Since our inception in 1991, we have not been profitable. As of June 30, 2009, our total accumulated (deficit) was approximately $(53.0) million. To become profitable, we must identify mineralization and establish reserves, and then either develop properties ourselves or locate and enter into agreements with third party operators. It could be years before we receive any revenues from industrial mineral or precious metals production. We may suffer significant additional losses in the future and may never be profitable. There can be no assurance we will receive revenue from operations in the foreseeable future, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

     We ceased mining operations at our Black Canyon mica property in 2002 after unsuccessful attempts to begin profitable operations. We have established only limited probable reserves at our Summit silver-gold property, and have not established proven or probable reserves at our Ortiz gold property or at our Planet micaceous iron property. If we are unable to economically produce silver or gold from our Summit or Ortiz properties, we will be forced to identify and invest substantial sums in one or more additional properties. Such properties may not be available to us on favorable terms or at all. Because of the numerous risks and uncertainties associated with exploration and development of mining properties, we are unable to predict the extent of any future losses or when we will become profitable, if at all.

     We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations.

     We will require significant additional funding for geological and geochemical analysis, metallurgical testing, and, if warranted, feasibility studies with regard to the results of our exploration. We may not benefit from such investments if we are unable to identify a commercial ore deposit. If we are successful in identifying reserves, we will require significant additional capital to establish a mine and construct a mill and other facilities necessary to mine those reserves. That funding, in turn, will depend upon a number of factors, including the state of the national and worldwide economy and the price of gold and other metals. We may not be successful in obtaining the required financing for these or other purposes, which would adversely affect our ability to continue operating. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and the possible, partial or total loss of our potential interest in certain properties.

     Our industry is highly competitive, attractive mineral lands are scarce, and we may not be able to obtain quality properties.

     We compete with many companies in the mining business, including large, established mining companies with substantial capabilities, personnel and financial resources far greater than our own. In addition, there is a limited supply of desirable mineral properties available for acquisition in the United States and in other areas where we may conduct exploration activities. For these reasons, we may be at a competitive disadvantage in acquiring mineral properties. Competition in the industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to operate such properties and the financial ability to fund such properties. Our inability to compete with other companies in these areas could have a material adverse effect on our results of operation and business.

     The feasibility of mining our Summit silver-gold property or our Ortiz gold property has not been established, meaning that we have not completed engineering, permitting or other work necessary to determine if it is commercially feasible to develop these properties.

     We currently have established only limited probable reserves on the Summit silver-gold property and have not established proven or probable reserves on the Ortiz gold property. A “reserve,” as defined by regulation of the SEC, is that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically and legally extracted and produced. We have not received feasibility studies nor obtained necessary operating permits with regard to the Ortiz gold property. As a result, we have no reserves at the Ortiz gold property. At the Summit silver-gold property, a qualified independent engineering firm has completed a pre-feasibility study that concluded there would be minimal risk in proceeding to development and mining on the basis of estimates of mineralized material.

     Although preliminary scoping studies carried out on the Summit silver-gold and Ortiz gold properties have yielded promising results with respect to potential economic viability, substantial additional feasibility work and expenditures are required to demonstrate economic viability. The mineralized materials identified to date on these properties have not and may never demonstrate economic viability. The feasibility of mining has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, we may not be able to raise sufficient capital to develop a mine. If we are unable to establish such reserves, the market value of our securities may decline.

     Fluctuating gold and silver prices could negatively impact our business plan.

     The potential for profitability of gold and silver mining operations at our Summit silver-gold property and at our Ortiz gold property and the values of these properties are directly related to the market prices of gold and silver. The prices of gold and silver may also have a significant influence on the market price of our common stock. In the event that we obtain positive feasibility results and progress to a point where a commercial production decision can be made, our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before any revenue from production would be received. A decrease in the price of gold or silver at any time during future development or mining may prevent our properties from being economically mined or result in the impairment of assets as a result of lower gold or silver prices. The prices of gold and silver are affected by numerous factors beyond our control, including inflation, fluctuation of the United States dollar and foreign currencies, global and regional demand, the purchase or sale of gold by central banks, and the political and economic conditions of major gold producing countries throughout the world. During the last five years, the average annual market price of gold has progressively increased from $410 per ounce to $872 per ounce, as shown in the table below:

Average Annual Market Price of Gold, 2004-2008
2004	2005	2006	2007	2008
$ 410	$ 445	$ 603	$ 695	$ 872

     Although, if we identify commercially recoverable reserves on the Summit silver-gold property or on the Ortiz gold property, it may be possible for us to protect against future gold and silver price fluctuations through hedging programs, the volatility of metal prices represents a substantial risk that is impossible to completely eliminate by planning or technical expertise. In the event gold or silver prices decline and remain low for prolonged periods of time, we might be unable to develop our Summit silver-gold property or our Ortiz gold property or produce any revenue.

     Any proposal for commercial mining operations at our Summit silver-gold property or at our Ortiz gold property would be subject to permitting requirements that could cause us to delay, suspend or terminate our development plans.

     Mining and processing operations at the Summit silver-gold property or at the Ortiz gold property would require permits from the state and federal governments. We may be unable to obtain such permits in a timely manner, on reasonable terms, or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving such permits, our timetable and business plan for development and mining of one or both of these properties could be adversely affected.

     We may not be able to obtain an adequate supply of water to complete desired development and mining of our Summit silver-gold property or of our Ortiz gold property.

     For successful development, we will need to obtain the rights for a sufficient amount of water to service the mining and processing operation. Our lease with Ortiz Mines, Inc. gives us all rights that Ortiz Mines, Inc. may have to initiate and use water and water rights in connection with the property, including among others the right to drill, pump, divert, transport and use water from wells, containment areas and drainages. However there can be no assurance we will be able to exercise our rights under the lease agreement or obtain access to the amount of water needed to operate a mine at the property. For our Summit silver-gold property, this risk is mitigated in that sufficient water for mining purposes can be purchased and trucked to the Summit property; and sufficient water is available for processing purposes on our Lordsburg mill site property, for which water we have usage rights.

     We may be at risk of losing title to our Ortiz gold property lease if we fail to perform our obligations.

     Under the terms of our lease with Ortiz Mines, Inc., we are required to meet certain obligations as is common in a mineral lease of this type. Among other requirements, we must begin mineral production by February 2112 (February 2117 in certain circumstances), make annual payments that escalate per acre of ground we retain under lease, pay a sliding-scale production royalty based on the price of gold and comply with all governmental permitting and other regulations. If we fail to make payments in a timely manner or to perform our other obligations as required under the lease, we are at risk that the lease could be cancelled.

     The reserve estimations at our Summit property are imprecise.

     Although we have relied on expert independent consultants to calculate the reserve estimations disclosed in our reports, such estimations are necessarily imprecise because they depend upon the judgment of the individuals who review the geological and engineering information and upon statistical inferences drawn from only limited drilling and sampling. If the Summit mining operation were to encounter mineralization or geologic conditions different from those predicted, reserve estimations might have to be adjusted and mining plans altered. Changes to the planned operations could adversely affect forecast costs and profitability.

     The future prices of mica and feldspathic sand are uncertain.

     According to published information, mica prices have varied over the past several years, and the outlook for future mica prices is unclear. Manufactured sand prices in the Phoenix area generally have fluctuated over the past several years, with demand driven by the state of the housing, construction, and recreational markets. There are numerous factors beyond our control that could affect markets for both mica and feldspathic sand. No assurance can be given as to future prices or demand for products, if any, that could be produced from our Black Canyon mica project. Any decline in prices could have a material adverse effect on project economics.

     Titles to unpatented claims can be uncertain, and we are at risk of loss of ownership of our Black Canyon mica property and a portion of our Summit and Lordsburg properties.

     Our property holdings at the Black Canyon mica property and a portion of our holdings at our Summit and Lordsburg properties consist of unpatented mining claims and unpatented mill site claims located on public land and held pursuant to the General Mining Law of 1872. The validity of such unpatented mining claims may be subject to title defects and may be contested. Because a substantial portion of all mineral exploration, development and mining in the United States occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. We have not obtained a title opinion on our entire property, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. Although we believe that our claims are in good standing and held according to industry practice, we remain at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements as to location and maintenance of the claims or challenges as to whether a discovery of a valuable mineral exists on every claim.

     In recent years the United States Congress has considered amendments to the General Mining Law of 1872, some of which would lower the value of unpatented mining claims by restricting activities and imposing additional user fees or production royalties. If enacted, these legislative changes could have an adverse impact on our operations.

     The development and completion of our properties entail significant risks.

      The development of mineral deposits involves significant risks that even the best evaluation, experience and knowledge cannot eliminate. The economic feasibility of our mining properties is based upon a number of factors, including estimations of reserves and mineralized material, extraction and process recoveries, engineering, capital and operating costs, future production rates and future prices of gold, silver, copper, mica, feldspathic sand and micaceous iron oxide.

     Our properties have no significant operating history upon which to base estimates of operating costs and capital requirements.

     As a result, estimations of mineralized material and reserves, mining and process recoveries and operating costs must be based to a large extent upon the interpretation of geologic data obtained from drill holes, and upon scoping and feasibility estimates that derive forecasts of operating costs from anticipated tonnages and grades of mineralized material and reserves to be mined and processed, the configuration of the mineralized deposits, expected recovery rates of minerals, comparable facility and equipment costs, and climatic conditions and other factors. Commonly in new projects, actual construction costs, operating costs and economic returns differ materially from those initially estimated. Accordingly, there can be no assurance that our properties can be developed within the time frames or at the costs anticipated, or that any forecasted operating results can be achieved.

     The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

     Exploration for minerals is highly speculative and involves greater risk than many other businesses. Most exploration programs fail to result in the discovery of economic mineralization. Our exploration and mining efforts are subject to the operating hazards and risks common to the industry, such as:

  economically insufficient mineralized materials;
  fluctuations in production cost that may make mining uneconomical;
  labor disputes;
  unanticipated variations in grade and other geologic problems;
  environmental hazards;
  water conditions;

  difficult surface or underground conditions;
  industrial accidents;
  metallurgical and other processing problems;
  mechanical and equipment performance problems;
  failure of pit walls or dams;
  unusual or unexpected formations;
  personal injury, fire, flooding, cave-ins and landslides; and
  decrease in reserves due to lower metal prices.

     Any of these risks can adversely affect the feasibility of development of our properties, production quantities and rates, and costs and expenditures. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral properties are likely not to be recovered, a write-down of our investment would be necessary. All of these factors may result in unrecoverable losses or cause us to incur potential liabilities, which could have a material adverse effect on our financial position.

     Our ongoing operations, including past mining activities, are subject to environmental risks that could expose us to significant liability and delay, suspension or termination of our operations.

     All phases of our operations will be subject to federal, state and local environmental regulations. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulation, if any, may adversely affect our operations, make our operations prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on the Black Canyon mica property, the Summit silver-gold property, the Lordsburg property, the Ortiz gold property, and the Planet micaceous iron oxide property and on properties in which we may hold interests in the future that are unknown to us at the present. Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

     Production, if any, at our projects may involve the use of hazardous materials.

     Should these materials leak or otherwise be discharged from their containment systems, then we may become subject to liability for hazards. We have not purchased insurance for environmental risks including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production, as it is not generally available at a reasonable price.

     In addition to environmental regulations, we are subject to a wide variety of laws and regulations directly and indirectly relating to mining that often change and could adversely affect our business.

     We are subject to extensive United States federal, state and local laws and regulations related to mine prospecting, development, transportation, production, exports, taxes, labor standards, occupational health and safety, waste disposal, protection and remediation of the environment, mine safety, hazardous materials, toxic substances and other matters. These laws and regulation frequently change. New laws and regulations or more stringent enforcement of existing ones could have a material adverse impact on us, causing a delay or reduction in production, increasing costs and preventing an expansion of mining activities.

     We depend on a limited number of personnel and the loss of any of these individuals could adversely affect our business.

     We are highly dependent on seven persons, namely Mr. Olson, our chairman; Mr. Pierce Carson, our president and chief executive officer and principal financial officer; Mr. Martinez, our controller; Mr. Ryan Carson, manager of legal affairs; Mr. Moore, general manager of our Summit project; Mr. Freeman, senior consultant; and Mr. Lowery, mill superintendent. We rely heavily on these seven individuals for the conduct of our business, and the loss of any of them could significantly and adversely affect our business. In that event, we would be forced to identify and retain a suitable replacement, which we may not be able to accomplish on terms acceptable to us. We have no life insurance on the life of any officer.

     Our Chief Executive Officer may face a conflict of interest relating to the acquisition of mineral properties by the Company.

     We have an agreement with Mr. Carson, which pre-dates his joining the Company as an officer and director, under which he identified properties that constitute potential acquisition targets. Although Mr. Carson has no pre-existing interest in the targeted properties, under the agreement he stands to gain if we acquire an identified property and either place it into production or sell it. This arrangement gives rise to potential conflicts of interest with regard to whether or not we should acquire a targeted property and the price we agree to pay for the property. While we have sought to mitigate the risk inherent in the arrangement with Mr. Carson by careful evaluation by the Board of Directors of any proposed transaction, this step may not be sufficient to eliminate the risk entirely. Acquisitions of the Summit silver-gold property and Ortiz gold property are subject to the property identification agreement with Mr. Carson.

     Delaware law and our Articles of Incorporation may protect our directors from certain types of lawsuits. Delaware law provides that our directors will not be liable to our stockholders or to us for monetary damages for all but certain types of conduct as directors of the Company.

     Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related to our Common Stock

     The sale of our common stock by existing stockholders may depress the price of our common stock due to the limited trading market that exists.

     Due to a number of factors, including the lack of listing of our common stock on a national securities exchange, the trading volume in our common stock has historically been limited. Trading volume over the last 3 months has averaged approximately 77,000 shares per day. As a result, the sale of a significant amount of common stock by existing shareholders may depress the price of our common stock and the price of our common stock may decline.

     The exercise of our outstanding options and warrants and vesting of restricted stock awards may depress our stock price.

     The exercise of outstanding options and warrants, and the subsequent sale of the underlying common stock in the public market, or the perception that future sales of these shares could occur, could have the effect of lowering the market price of our common stock below current levels and make it more difficult for us and our stockholders to sell our equity securities in the future.

     Sale or the availability for sale of shares of common stock by stockholders could cause the market price of our common stock to decline and could impair our ability to raise capital through an offering of additional equity securities.

     Completion of one or more new acquisitions could result in the issuance of a significant amount of additional common stock, which may depress the trading price of our common stock.

     Acquisition of one or more additional mineral properties, conceptually, could result in the issuance of a significant amount of common stock. Such issuance could depress the trading price of our common stock.

     Our stock price may be volatile and as a result you could lose all or part of your investment.

     In addition to volatility associated with OTC securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

  changes in the worldwide prices for gold or silver;
  disappointing results from our exploration or development efforts;
  failure to meet our revenue or profit goals or operating budget;
  decline in demand for our common stock;
  downward revisions in securities analysts’ estimates or changes in general market conditions;
  technological innovations by competitors or in competing technologies;
  investor perception of our industry or our prospects; and
  general economic trends.

     In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities generally have been highly volatile. These fluctuations commonly are unrelated to operating performance of a company and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

     A small number of existing shareholders own a significant portion of our common stock, which could limit your ability to influence the outcome of any shareholder vote.

     Our executive officers and directors, together with our two largest shareholders, beneficially own approximately 40% of our common stock as of the date of this report. Under our Articles of Incorporation and Delaware law, the vote of a majority of the shares outstanding is generally required to approve most shareholder action. As a result, these individuals and entities will be able to influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers or other significant corporate transactions.

     We have never paid dividends on our common stock and we do not anticipate paying any in the foreseeable future.

     We have not paid dividends on our common stock to date, and we may not be in a position to pay dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Further, our initial earnings, if any, will likely be retained to finance our growth. Any future dividends will depend upon our earnings, our then-existing financial requirements and other factors and will be at the discretion of our Board of Directors.

USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus to advance the permitting at the Ortiz Project, for the acquisition, exploration and development of additional companies, properties or interests, for working capital and for general corporate purposes. Pending the application of the net proceeds, we expect to invest the proceeds in treasury bills, investment-grade, interest-bearing instruments, or other securities.

PLAN OF DISTRIBUTION

     We may sell the securities offered by means of this prospectus and any related prospectus supplement directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute such securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of our securities, including:

  the offeror of the securities;
  the terms of the securities to which the prospectus supplement relates;
  the name or names of any underwriters;
  the purchase price of the securities (if then known) and the proceeds to be received from the sale;
  any underwriting discounts and other items constituting underwriters' compensation; and
  any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the OTC Bulletin Board or otherwise and, if commenced, may be discontinued at any time.

     Securities may be sold directly by us or through agents or underwriters designated by us from time to time. We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

     Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

     Each class or series of securities other than the common stock will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

     With respect to the sale of any securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

DESCRIPTION OF COMMON STOCK

     The following discussion summarizes the rights and privileges of our outstanding securities. This summary is not complete, and you should refer to our Articles of Incorporation, as amended, which have been filed as an exhibit to the registration statement of which this prospectus forms a part.

Common Stock

     Our authorized capital consists of 200,000,000 shares of common stock, $.002 par value per share. As of November 27, 2009, we had 84,052,149 shares of common stock issued and outstanding. and 36,816,327 shares of common stock reserved for issuance under our stock option plans and associated with outstanding stock options and outstanding warrants and convertible debt securities.

Dividend Rights

     Holders of our common stock may receive dividends when, as and if declared by our board on the common stock, subject to the preferential dividend rights of any other classes or series of shares of our company. In no event may a dividend be declared or paid on the common stock if payment of the dividend would cause the realizable value of our assets to be less than the aggregate of our liabilities and the amount required to redeem all of the shares having redemption or retraction rights that are then outstanding.

Voting and Other Rights

     Holders of our common stock are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast, other than the election of directors as discussed below. Holders of our common stock are not entitled to pre-emptive rights.

Election of Directors

     Our board of directors is elected to a one-year term. Directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

     In the event of any liquidation, dissolution or winding up of the Company, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock or other securities that may then be outstanding.

Redemption and Conversion

     Our common stock is not redeemable or convertible.

Other Provisions

     All outstanding shares of our common stock are, and the shares offered by this prospectus or obtainable on exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable.

     You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares offered, the initial offering price and market prices relating to the shares.

     This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read our articles of incorporation, and our bylaws because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

     Colonial Stock Transfer Company, Inc. in Salt Lake City, Utah is the transfer agent and registrar for our common stock

DESCRIPTION OF DEBT SECURITIES

     In this description of Debt Securities section only, “Santa Fe” or the “Company” refer to Santa Fe Gold Corporation but not to its subsidiaries.

     The Company may issue Debt Securities in one or more series under an indenture (the “Indenture”), to be entered into among the Company, and ________________ N.A., as U.S. trustee. The Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part. The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, prospective investors should refer to the Indenture and the terms of the Debt Securities. If Debt Securities are issued, the Company will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable Prospectus Supplement and not on the following information to the extent that the information in such Prospectus Supplement is different from the following information. The Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any supplemental indenture describing the terms and conditions of Debt Securities the Company is offering before the issuance of such Debt Securities.

     The Company may issue debt securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

     The Indenture will not limit the aggregate principal amount of Debt Securities that the Company may issue under the Indenture and will not limit the amount of other indebtedness that the Company may incur. The Indenture will provide that the Company may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit the Company to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

     The applicable Prospectus Supplement for any series of Debt Securities that the Company offers will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

  the title of the Debt Securities;
  the aggregate principal amount of the Debt Securities;
  the percentage of principal amount at which the Debt Securities will be issued;
  whether payment on the Debt Securities will be senior or subordinated to the Company’s other liabilities or obligations;
  whether payment of the Debt Securities will be guaranteed by any other person;
  the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the Debt Securities and the portion (if less than the principal amount) of Debt Securities to be payable upon a declaration of acceleration of maturity;
  whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;
  the place or places the Company will pay principal, premium, if any, and interest and the place or places where Debt Securities can be presented for registration of transfer or exchange;
  whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms the Company will have the option to redeem the Debt Securities rather than pay the additional amounts;
  whether the Company will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;
  whether the Company may redeem the Debt Securities prior to maturity and the terms and conditions of any such redemption;
  the denominations in which the Company will issue any registered Debt Securities, if other than denominations of US$1,000 and any multiple of US$l,000 and, if other than denominations of US$5,000, the denominations in which any unregistered debt security shall be issuable;
  whether the Company will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of the Company’s common shares or other property;
  whether payments on the Debt Securities will be payable with reference to any index, formula or other method;
  whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;
  whether the Company will issue the Debt Securities as unregistered securities, registered securities or both;
  any changes or additions to events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;
  the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

  whether the holders of any series of Debt Securities have special rights if specified events occur;
  the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;
  provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

     Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require the Company to repurchase the Debt Securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or the Company has a change of control.

     The Company may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell the Debt Securities at a discount below their stated principal amount. The Company may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain foreign, federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

     The Company may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, the Company may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

     Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Securities will be unsecured obligations and will rank equally with all of the Company’s other unsecured and other subordinated debt from time to time outstanding and equally with other Debt Securities issued under the Indenture. The Indenture will provide that the Debt Securities will be subordinated to and junior in right of payment to all present and future Senior Indebtedness. “Senior Indebtedness” will be defined in the Indenture as: (a) all indebtedness of the Company in respect of borrowed money, other than: (i) indebtedness evidenced by the Debt Securities; and (ii) indebtedness which, by the terms of the instrument creating or evidencing it, is expressed to rank in right of payment equally with or subordinate to the indebtedness evidenced by the Debt Securities; (b) all obligations of the Company for the reimbursement of amounts paid pursuant to any letter of credit, banker’s acceptance or similar credit transaction; and (c) all obligations of the type referred to in paragraphs (a) through (b) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise. For greater certainty, “Senior Indebtedness” will include all indebtedness of the Company for borrowed money which is outstanding as at the date of the Indenture.

     The Company’s Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of the Company’s other liabilities and obligations, other than Senior Indebtedness, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

     Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

     The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

     Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

     So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

     If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Company may at any time and in the Company’s sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

     A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000 and unregistered securities will be issuable in denominations of US$5,000 and integral multiples of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency designated by the Company, or at the Company’s option the Company can pay principal, interest, if any, and premium, if any, by cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

     At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

     The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

The Company shall not be required to:

  issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 business days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;
  register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the Indenture; or
  issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Merger, Amalgamation or Consolidation

     The Indenture will provide that the Company may not amalgamate or consolidate with, merge into or enter into any statutory arrangement with any other person or, directly or indirectly, convey, transfer or lease all or substantially all of the Company’s properties and assets to another person, unless among other items:

  the resulting, surviving or transferee person is organized and existing under the laws of Canada, or any province or territory thereof, the United States, any state thereof or the District of Columbia, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;
  the resulting, surviving or transferee person, if other than the Company, assumes all of the Company’s obligations under the Debt Securities and the Indenture; and
  immediately after the transaction, no default or event of default under the Indenture shall have happened and be continuing.

     When such a successor person assumes the Company’s obligations in such circumstances, subject to certain exceptions, the Company shall be discharged from all obligations and covenants under the Debt Securities and the Indenture.

Provision of Financial Information

     The Company will file with the trustees, within 20 days after it files or furnishes them with the SEC, copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Events of Default

     Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

  the Company fails to pay principal of, or any premium on, or any Additional Amounts in respect of, any Debt Security of that series when it is due and payable;
  the Company fails to pay interest (including Additional Amounts) payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;
  the Company fails to make any required sinking fund or analogous payment for that series of Debt Securities;
  the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;
  a default (as defined in any indenture or instrument under which the Company or one of the Company’s subsidiaries has at the date of the Indenture or will thereafter have outstanding any indebtedness) has occurred and is continuing, or the Company or any of its subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indenture or instrument being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of $15,000,000 and 2% of the Company’s shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the “Accelerated Indebtedness”), and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Accelerated Indebtedness, then (i) if the Accelerated Indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the Debt Securities until 30 days after such indebtedness has been accelerated, or (ii) if the Accelerated Indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such Accelerated Indebtedness is, by its terms, non-recourse to the Company or its subsidiaries, it will be considered an event of default for purposes of the Indenture governing the Debt Securities; or (B) if such Accelerated Indebtedness is recourse to the Company or its subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the Indenture;

  certain events involving the Company’s bankruptcy, insolvency or reorganization; and
  any other event of default provided for in that series of Debt Securities.

     A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

     If an event of default (except for events involving the Company’s bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

  the entire principal and interest of the Debt Securities of the series; or
  if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

     If an event of default relates to events involving the Company’s bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

     Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

     Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

     The Company will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults. The Company will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

     No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;
  the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and
  the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders’ notice, request and offer of indemnity.

     However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

     When the Company uses the term “defeasance”, it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company’s option:

  the Company will be discharged from the obligations with respect to the Debt Securities of that series; or
  the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

     If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

  To exercise the defeasance option, the Company must deliver to the trustees:

  an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred; and
  a certificate of one of the Company’s officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

     If the Company is to be discharged from its obligations with respect to the Debt Securities, and not just from the Company’s covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

     In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;
  the Company is not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and
  other customary conditions precedent are satisfied.

Modification and Waiver

     Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more Supplemental Indentures (a “Supplemental Indenture”) with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

  change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;
  reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any Additional Amounts;
  reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;
  change the place or currency of any payment;
  affect the holder’s right to require the Company to repurchase the Debt Securities at the holder’s option;
  impair the right of the holders to institute a suit to enforce their rights to payment;
  adversely affect any conversion or exchange right related to a series of Debt Securities;
  reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or
  reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

     The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

     The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

  evidence its successor under the Indenture;
  add covenants or surrender any right or power for the benefit of holders;
  add events of default;
  provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;
  establish the forms of the Debt Securities;

  appoint a successor trustee under the Indenture;
  add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;
  cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any;
  comply with any applicable laws of the United States in order to effect and maintain the qualification of the Indenture under such laws to the extent they do not conflict with the applicable laws of the United States; or
  change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding under the Indenture.

Governing Law

     The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustees

     Any trustee under the Indenture or its affiliates may provide other services to the Company in the ordinary course of their business. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

     A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Service

     In connection with the Indenture, the Company will irrevocably designate and appoint CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indenture or the Debt Securities that may be instituted in any U.S. federal or New York State court located in The Borough of Manhattan, in the City of New York, or brought by the trustees (whether in their individual capacity or in their capacity as trustees under the Indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of debt securities, preferred stock, common stock or units consisting of any combination of the foregoing securities. Each series of warrants will be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

  the number of warrants offered;
  the price or prices at which the warrants will be issued;
  the currency or currencies in which the prices of the warrants may be payable;
  the securities for which the warrants are exercisable;
  whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;
  the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
  the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;
  whether the warrants will be listed on any securities exchange;
  any material risk factors relating to such warrants;
  if applicable, the identity of the warrant agent; and
  any other terms of such warrants.

     Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

     Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  the designation and terms of the units and the securities included in the units;
  the description of the terms of any unit agreement governing the units;
  any provision for the issuance, payment, settlement, transfer or exchange of the units;
  the date, if any, on and after which the units may be transferable separately;
  whether we will apply to have the units traded on a securities exchange or securities quotation system;
  any material United States federal income tax consequences; and
  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information in this prospectus by referring you to the document that contains the information. We hereby incorporate by reference the documents listed below, which were previously filed with the SEC, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we sometimes refer to in this prospectus as the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information:

  our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the SEC on October 13, 2009;
  our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the SEC on November 23, 2009: and our Current Reports on Form 8-K, filed with the SEC on August 25, 2009 and September 17, 2009.

     In addition, all reports and documents filed by us pursuant to the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information, after the date of the initial filing of this registration statement on Form S-3 to which this prospectus relates and prior to the time that we sell all the securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced, as applicable, for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

     You may receive a copy of any of these filings, at no cost, by writing or calling Michael Martinez, Controller, Santa Fe Gold Corporation, Santa Fe Gold Corporation, 1128 Pennsylvania NE, Suite 200, Albuquerque, NM 87110 telephone (505) 255-4852, or by contacting the SEC as described above.

RATIO OF EARNINGS TO FIXED CHARGES

     We are engaged in the business of acquiring and exploring mining properties. None of our properties are currently in production, and, consequently, we have no current operating income or operating cash flow. Accordingly, no ratios are shown for any of the fiscal years ended June 30, 2005, 2006, 2007, 2008 or 2009 as earnings were not sufficient to cover fixed charges. As of the date of this prospectus, we have not issued any preferred stock. We did not have any material amount of indebtedness for which interest payments were required during the fiscal years ended June 30, 2005, 2006, 2007, 20048 or 2009, and, therefore the amount by which earnings were inadequate to cover fixed charges was not material.

LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon by The Jordaan Law Firm, PLLC, Dallas, Texas.

EXPERTS

     Our audited consolidated financial statements as of June 30, 2009, and for the years then ended June 30, 2008 and June 30, 2007, included in our Annual Report on Form 10-K for the year ended June 30, 2009 and 2008 have been audited by Stark Winter Schenkein & Co., LLP, our independent registered public accounting firm and are incorporated herein by reference to the extent and for the period set forth in and in reliance upon the reports given on the authority of Stark Winter Schenkein & Co., LLP, as experts in accounting and auditing.

     Our mineralized material, or mineral reserves, at June 30, 2009 incorporated by reference herein, was calculated by Chapman, Wood & Griswold, Inc., Albuquerque, New Mexico. All such information incorporated by reference herein is presented in reliance upon the authority of that firm as experts in such matters.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.